SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2005

CCF HOLDING COMPANY

(Exact name of Registrant as Specified in Charter)

Georgia	000-25846	58-2173616
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 North Main Street, Jonesboro, Georgia 30236

(Address of Principal Executive Offices)

(770) 478-8881

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item2.06 Material Impairments

CCF Holding Company, the parent company of Heritage Bank, Jonesboro, Georgia, announced that it will take an $835,000 ($0.24 per share) write-down for the third quarter of 2005 relating to an impairment recognized in Heritage Bank’s other real estate owned holdings. The Board of Directors and management concluded on September 21, 2005 that the charge would be required and do not anticipate that any future cash expenditures will result from the impairment. The attached press release provides additional information.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 - Press release dated September 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CCF HOLDING COMPANY

DATE:	September 27, 2005	By:	/s/ Mary Jo Rogers
Mary Jo Rogers Chief Financial Officer

EXHIBIT INDEX

Exhibit Number
99.1	Press release dated September 26, 2005.